Exhibit 99



         Environmental Power Corporation's Microgy Subsidiary
            Reports Additional Digester Project Agreement

   PORTSMOUTH, N.H.--(BUSINESS WIRE)--Jan. 20, 2004--Environmental Power Corporation (OTCBB: POWR), a leader in the renewable energy industry with proprietary technology to convert manure into electricity, announced that its subsidiary, Microgy Cogeneration Systems, Inc. ("Microgy"), had signed an additional agreement with an entity owned by Norswiss Dairy, Inc. of Rice Lake, Wisconsin ("Norswiss"), pursuant to which Norswiss will purchase a digester system based on Microgy's proprietary, highly efficient anaerobic digestion technology to process manure produced by their dairy operations. This agreement follows the recent signings in January of similar agreements with Wild Rose Dairy and Five Star Dairy, bringing to three the number of Microgy's digester systems under agreement for purchase.
   Like the earlier agreements, the Norswiss agreement is part of Microgy's continuing efforts under its relationship with Dairyland Power Cooperative ("Dairyland"). The Dairyland Board of Directors has approved the Norswiss project. Microgy's agreement with Norswiss also provides Microgy with the right to operate and maintain the digester for the duration of its operational life.
   Andy Livingston, Microgy's President, stated, "The execution of the agreement with Norswiss shows that Microgy's execution on its business plan is gaining momentum. There are now three farms which have seen the advantages of adopting our digester technology, and we expect many more to follow."

   ABOUT ENVIRONMENTAL POWER CORPORATION

   Environmental Power Corporation (OTCBB: POWR) is an entrepreneurial energy company established in 1982 with annual revenues in excess of $50 million. The company focuses on environmentally sound power generation and anaerobic digestion systems. For more information, please visit the company's web site at www.environmentalpower.com.

   CAUTIONARY STATEMENT

   The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements. Certain statements contained in this press release such as statements concerning planned manure-to-energy systems, our sales pipeline, our backlog, our projected sales and financial performance, statements containing the words "expects," "estimates," "anticipates," "believes," "projects" and variations thereof, and other statements contained in this press release regarding matters that are not historical facts are forward looking statements as such term is defined in the Act. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties involving development stage companies, uncertainties regarding project financing, the lack of binding commitments and the need to negotiate and execute definitive agreements for the construction and financing of projects, financing and cash flow requirements and uncertainties, difficulties involved in developing and executing on a business plan, difficulties and uncertainties regarding acquisitions, technological uncertainties, risks relating to managing and integrating acquired businesses, unpredictable developments (including plant outages and repair requirements), the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, the inability to predict the course or outcome of any negotiations with parties involved with Environmental Power's or Microgy's projects, uncertainties relating to general economic and industry conditions, the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, the legal environment, intellectual property issues, the competitive environment in which Environmental Power and Microgy operate and other factors, including those described in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, as well as other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. Environmental Power undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: Investor Contact:
             Environmental Power Corporation
             Kam Tejwani, 603-431-1780
             ktejwani@environmentalpower.com
             or
             Media Contact:
             Environmental Power Corporation
             Kate Dolan, 603-431-1780
             kdolan@environmentalpower.com